As Filed with the Securities and Exchange Commission on April 30, 2024

Registration No. 333-270996
Registration No. 333-258743
Registration No. 333-233631
Registration No. 333-233630
Registration No. 333-219913
Registration No. 333-213854

 _____________________


UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
 _____________________

NVN Liquidation, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware
(State or other jurisdiction of
incorporation)

20-4427682
(IRS Employer
Identification No.)

P.O. Box 64, Pittsboro, North Carolina
(Address of principal executive offices)

27312
(Zip Code)

NOVAN, INC. 2016 INCENTIVE AWARD PLAN (AS AMENDED)
INDUCEMENT STOCK OPTION AWARDS
NOVAN, INC. 2008 STOCK PLAN
(Full title of the plan)

Paula Brown Stafford
Chairman, President and Chief Executive Officer
NVN Liquidation, Inc.
P.O. Box 64
Pittsboro, North Carolina 27312
(919) 485-8080
(Name, address and telephone number, including area code, of Agent for Service)

Copy to:
Gerald Roach, Esq.
Amy M. Batten, Esq.
Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
150 Fayetteville Street, Suite 2300
Raleigh, North Carolina 27601
(919) 821-1220


 _____________________

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.
	Large accelerated filer 	[]
	Accelerated filer 		[]
	Non-accelerated filer 		[X]
	Smaller reporting company 	[X]
	Emerging growth company 	[]

     If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B)
 of the Securities Act.  []

 _____________________

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this "Amendment") relates to the following Registration Statements on Form S-8 (collectively, the "Registration Statements") filed by NVN Liquidation, Inc.
 (formerly known as Novan, Inc.), a Delaware corporation
(the "Company"), with the Securities and Exchange Commission
 (the "SEC"):

 - Registration Statement on Form S-8 (333-270996), filed with the SEC on March 30, 2023;

 - Registration Statement on Form S-8 (333-258743), filed with the SEC on August 12, 2021;

 - Registration Statement on Form S-8 (333-233631), filed with the SEC on September 5, 2019;

 - Registration Statement on Form S-8 (333-233630), filed with the SEC on September 5, 2019;

 - Registration Statement on Form S-8 (333-219913), filed with the SEC on August 11, 2017; and

 - Registration Statement on Form S-8 (333-213854), filed with the SEC on September 28, 2016.

On April 30, 2024 (the "Effective Date"), the Amended Combined Disclosure Statement and Plan of Liquidation Proposed by the
 Debtors, dated January 26, 2024 (as amended, modified or supplemented from time to time, the "Plan"), as confirmed by the United States Bankruptcy Court for the District of
Delaware on January 26, 2024, became effective. As of the Effective Date, and in accordance with the Plan, all outstanding equity interests in the Company have been canceled, extinguished and discharged and are of no further force or effect. Accordingly, the Company is filing this Amendment to remove from registration all securities of the Company registered pursuant to the Registration Statements that remained unissued thereunder.



SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective
Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsboro, State of
 North Carolina, on April 30, 2024.


NVN Liquidation, Inc.


By:

/s/ Paula Brown Stafford


Paula Brown Stafford


Authorized Signatory

No other person is required to sign this Post-Effective
Amendment in reliance upon Rule 478 under the Securities
 Act of 1933, as amended.